Exhibit 4(a)
[EXECUTION DRAFT]
AMENDMENT NO. 4
TO
AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 4, dated as of June 24, 2010 (this “Amendment”), is made by and among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (the “Borrower”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), and UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENT:
The Borrower, the Lenders, the Issuing Banks party thereto, The Bank of New York Mellon (formerly known as The Bank of New York) and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Wells Fargo Bank, National Association and The Royal Bank of Scotland N.V. (formerly known as ABN AMRO Bank N.V.), as Co-Documentation Agents, and the Administrative Agent previously entered into that certain Amended and Restated Credit Agreement, dated as of August 11, 2006, as amended by Amendment No. 1 thereto, dated as of September 1, 2006, Amendment No. 2 thereto, dated as of May 30, 2008, and Amendment No. 3 thereto, dated as of September 16, 2008 (as so amended, the “Existing Agreement”, as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Borrower desires to amend Section 1.01 (Defined Terms) of the Existing Agreement by modifying the defined term “Consolidated EBITDA” and adding certain definitions in connection therewith. Each of the Borrower, the Required Lenders and the Administrative Agent has agreed to such amendments, on the terms and conditions set forth herein. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned such terms in the Existing Agreement):

SECTION 1. Amendments to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
(a) Consolidated EBITDA. The definition of “Consolidated EBITDA” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated EBITDA” means, for any fiscal period, with respect to the Borrower and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extend deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary or non-recurring losses and (e) other noncash items reducing Consolidated Net Income (other than items resulting from application of the Borrower’s PPFAC and REST), minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing Consolidated Net Income (other than items resulting from application of the Borrower’s PPFAC and REST), all as determined on a consolidated basis in accordance with GAAP.
(b) Additional Definitions. The following definitions are hereby added to Section 1.01 of the Existing Agreement in the appropriate alphabetical order:
“PPFAC” means the Purchased Power and Fuel Adjustment Clause, a rate-adjustment mechanism approved by the ACC that provides for the recovery of the Borrower’s retail fuel and purchased power costs.
“REST” means the Renewable Energy Standard Tariff, a rate-adjustment mechanism approved by the ACC that provides for the recovery of the Borrowers’s renewable energy program costs.
SECTION 2. Conditions of Effectiveness of Amendment. The amendment to the Existing Agreement set forth in Section 1 hereof shall become effective as of the date hereof when, and only when, the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent and (b) for the account of each Lender that delivers an executed counterpart of this Amendment at or before 5:00 p.m., Los Angeles, California time, on June 24, 2010, a non-refundable amendment fee of 0.05% of such Lender’s Aggregate Commitment, in immediately available funds.
SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a) The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Amended Agreement, are within the Borrower’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and do not and will not (i) violate any Requirement of Law, (ii) violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, or (iii) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens created under the Loan Documents or under the Mortgage Indenture. This Amendment has been duly executed and delivered by the Borrower.

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(b) The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Amended Agreement, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except as set forth in Section 3.03(a) of the Existing Agreement.
(c) Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d) No Default or Event of Default has occurred and is continuing.
SECTION 4. Reference to and Effect on the Existing Agreement. (a) Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Credit Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Credit Agreement.
(b) Except as specifically amended or waived above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuing Banks or the Administrative Agent under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.

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SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including, without limitation, the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or other electronic transmission shall be deemed to be, and shall constitute, original signatures.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of the New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TUCSON ELECTRIC POWER COMPANY
By
Name:
Title:

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as Administrative Agent and a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

The Royal Bank of Scotland N.V. (formerly known as ABN AMRO BANK N.V.), as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

BANK HAPOALIM B.M., as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

BNP PARIBAS, as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

COBANK, ACB, as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

COMERICA BANK (as successor to COMERICA WEST INCORPORATED), as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

COMMERZBANK AG, NEW YORK AND CAYMAN BRANCHES, as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

DRESDNER BANK AG, NEW YORK AND CAYMAN BRANCHES, as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

KBC BANK, N.V., as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

LLOYDS TSB BANK PLC, as a Lender
By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

SOVEREIGN BANK, as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (as successor to UFJ BANK LIMITED), as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

WELLS FARGO, NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as a Lender
By
Name:
Title:

Signature Page to Amendment No. 4 to Tucson Electric Amended and Restated Credit Agreement

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